Exhibit 4.1

INDENTURE
between
VERISIGN, INC.
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
dated as of March 27, 2015
__________________________

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.8; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	7.6; 11.2
314(a)	4.2; 4.3
(b)	N.A.
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	N.A.
(d)	11.2; 11.3
(e)	11.5
(f)	N.A.
315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	N.A.
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.3
318(a)	11.1
N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

Table of Contents

i

ii

Exhibit A    -    Form of Initial Note
Exhibit B    -    Form of Exchange Note
Exhibit C    -    Form of Supplemental Indenture

iii

INDENTURE dated as of March 27, 2015, between VERISIGN, INC., a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (a) the Company’s 5.25% Senior Notes due 2025 (the “Original Notes”), (b) any Additional Notes (as defined herein) that may be issued (all such Notes in clauses (a) and (b) being referred to collectively as the “Initial Notes”) and (c) when and if issued pursuant to a Registration Rights Agreement (as defined herein), the Company’s 5.25% Senior Notes due 2025 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”).

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1      Definitions.
“Acquisition” means any acquisition (in one transaction or a series of related transactions, including by way of merger or consolidation) of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.
“Additional Interest” means the interest rate increase specified in the second paragraph of Section 2(d) of the Registration Rights Agreement. The Trustee shall have no obligation to determine whether Additional Interest is payable and the amount thereof.
“Additional Notes” means 5.25% Senior Notes due 2025 issued under the terms of this Indenture after the Issue Date and in compliance with Section 2.14 (it being understood that any Notes issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note, including any such Notes issued pursuant to a Registration Rights Agreement).
“Adjusted EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(a)	all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(b)	Consolidated Interest Expense; plus

(c)
all amounts attributable to depreciation and amortization of intangible assets for such period (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(d)	any non-cash charges for such period (excluding any additions to bad debt reserves or bad debt expense, any writedown or writeoff of marketable securities and any non-cash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period); plus

(e)	non-recurring cash charges or expenses for such period Incurred in connection with any Asset Disposition or Acquisition, less, any non-cash items of income (excluding any non-cash items of income (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Adjusted EBITDA for such prior period);
in each case for such period.
In the event any Subsidiary shall be a Subsidiary that is not a Wholly-Owned Subsidiary, all amounts added back in computing Adjusted EBITDA for any period, and all amounts subtracted in computing Adjusted EBITDA, to the extent such amounts are, in the reasonable judgment a responsible financial or accounting Officer of the Company, attributable to such Subsidiary, shall be adjusted by the portion thereof that is attributable to the non-controlling interest in such Subsidiary.
“Adjusted Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 1, 2025, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Premium” means with respect to a Note at any redemption date the excess of (if any) (a) the present value at such redemption date of (i) the principal amount of such Note plus (ii) all required remaining scheduled interest payments due on such Note through April 1, 2025 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (b) the principal amount of such Note on such redemption date. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Asset Disposition” means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition, including the exclusive license of (or series of related sales, leases, transfers, dispositions or exclusive licenses) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a)
any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(b)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.
“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or a place of payment.
“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.5, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.
“Capital Stock” of any Person means any and all shares, interests (including partnership, membership, beneficial or other ownership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(a)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets), other than by the imposition of a holding company, the beneficial owners of whose Voting Stock would not have caused a Change of Control if such beneficial owners had directly held the Voting Stock of the Company held by such holding company;

(b)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(d)
the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, transfer, conveyance or other disposition (other than by way or merger or consolidation, in one or a series of related transactions) of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction, in the case of a merger or consolidation transaction, following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least 50.0% of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

“Change of Control Triggering Event” means, with respect to the Notes, (a) the consummation of a Change of Control and (b) the Notes are not rated an Investment Grade Rating by at least two of the Rating Agencies on any date during the period commencing on the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 30 days following consummation of such Change of Control (which period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). For the avoidance of doubt, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the party named as such in the Preamble hereto until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.
“Company Order” means a written request in the name of the Company delivered to the Trustee and signed by one of the following officers of the Company: the Chairman of the Board, the President,

the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to April 1, 2025, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to April 1, 2025.
“Comparable Treasury Price” means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.
“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication:

(a)
interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(b)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost;

(c)	contingent interest on the Subordinated Convertible Debentures or Subordinated Convertible Debentures Refinancing Indebtedness;

(d)	capitalized interest;

(e)
non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(f)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing Incurred pursuant to any Credit Facility;

(g)
the product of (i) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (ii) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by a responsible accounting or financial officer of the Company in good faith); and

(h)
to the extent a payment is made by the Company or a Restricted Subsidiary under a Guarantee of Indebtedness of any other Person, interest accruing on such Indebtedness to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(a)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(i)
subject to the limitations contained in clauses (b) through (f) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; and

(ii)
the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income only to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(b)	extraordinary, unusual or nonrecurring gains or losses and any impairment, writedown or writeoff of goodwill or any other property or assets;

(c)	the cumulative effect of a change in accounting principles; and

(d)
any net gain (or loss) attributable to the early retirement or conversion of Indebtedness or early termination of Hedging Obligations or any unrealized gains and losses attributable to the application of “mark-to-market” accounting in respect of Hedging Obligations, the contingent interest derivative on the Subordinated Convertible Debentures or any Subordinated Convertible Debentures Refinancing Indebtedness or any Permitted Convertible Debt Call Transaction;

(e)	any non-cash compensation expense; and

(f)
the net income or loss of any consolidated Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Restricted Subsidiary, in each case, for such period.
“Consolidated Net Tangible Assets” means, with respect to any Person, the total of all assets appearing on the most recently available consolidated balance sheet of such Person, less the sum of the following amounts appearing on such consolidated balance sheet:

(a)	amounts, if any, at which goodwill, trademarks, trade names, copyrights, patents and other similar intangible assets, and debt issuance costs, shall appear as assets;

(b)	all amounts at which investments in Persons which are not being consolidated shall appear on such consolidated balance sheet as assets;

(c)
the amount of all liabilities appearing on such consolidated balance sheet as current liabilities (other than deferred revenues, deferred taxes, the currently maturing portion of long-term debt or Convertible Debt appearing as current liabilities as a result of conversion rights); and

(d)	any minority interest appearing on such consolidated balance sheet, all as determined on a consolidated basis in accordance with GAAP.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Convertible Debt” means debt securities issued by the Company that are convertible into common stock of the Company.
“Cooperative Agreement” means that certain Cooperative Agreement No. NCR-92-18742 between VeriSign, Inc. (as successor to Network Solutions, Incorporated) and the United States Department of Commerce (as successor to the National Science Foundation), entered into as of January 1, 1993 (as amended from time to time).
“Credit Facilities” means one or more debt facilities (including the Unsecured Credit Agreement), commercial paper facilities or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Custodian” means U.S. Bank National Association, as custodian with respect to the Global Notes, or any successor entity.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Initial Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder) or upon the happening of any event:

(a)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(b)	is convertible or exchangeable at the option of the Holder for Indebtedness or Disqualified Stock; or

(c)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the day that is 91 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable prior to such date shall be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset disposition” or a “change of control” (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that such Person may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provisions prior to compliance by such Person with Section 4.9.
“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempted Debt” means, without duplication, (a) all Indebtedness of the Company and its Restricted Subsidiaries which is secured by a Lien Incurred and outstanding under Section 4.5(b)(xv), (b) all Attributable Debt in respect of Sale/Leaseback Transactions Incurred and outstanding under Section 4.6(a)(iii) and (c) all Indebtedness of Restricted Subsidiaries of the Company that are not Subsidiary Guarantors Incurred and outstanding under Section 4.7(b)(ix).
“Existing Notes” means the $750.0 million 4.625% senior notes due 2025 issued pursuant to an indenture dated April 16, 2013 among the Company, the guarantor named therein and U.S. Bank National Association, as trustee.
“Fair Market Value” means the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as reasonably determined in good faith by a responsible accounting or financial officer of the Company, which determination shall be conclusive (unless otherwise provided in this Indenture).
“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Foreign Subsidiary” means a Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (or any successor thereto), the statements and pronouncements of the Financial Accounting Standards Board (or any successor thereto) or the statements and pronouncements of the Securities Exchange Commission, in each case applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act. Unless otherwise specified, all ratios and computations, contained in this Indenture will be computed in conformity with GAAP, except that the Company may elect to treat for any determination under this Indenture as an operating lease any arrangement, whether entered into on or after the Issue Date, that would have constituted an operating lease under GAAP in effect on the Issue Date notwithstanding any change in its treatment under GAAP after the Issue Date. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board or any successor thereto applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.
“Global Notes Legend” means the legends set forth under that caption in Exhibit A and Exhibit B to this Indenture.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
“Guarantee Agreement” means a supplemental indenture to this Indenture, substantially in the form of Exhibit C hereto, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Notes on the terms provided for in this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“IFRS” has the meaning specified in the definition of GAAP.
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a)
the principal in respect of indebtedness of such Person for money borrowed, including any indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable; and

(b)	all Capital Lease Obligations and Synthetic Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Initial Notes” means Initial Notes as defined in the Recitals hereto.
“Intellectual Property” means the Registry Agreements, the Cooperative Agreement, all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company or any Subsidiary of the Company, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.
“Interest Payment Date” means each April 1 and October 1, beginning on October 1, 2015 and until April 1, 2025.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
“Investment” by any Person means any advance, loan (other than advances made in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantees of Indebtedness) by such Person to another Person, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) another Person, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by another Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
For purposes of the definition of “Unrestricted Subsidiary,” any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), in the case of Moody’s, BBB- (or the equivalent), in the case of S&P, BBB (or the equivalent), in the case of Fitch, or an equivalent rating, in the case of any other applicable Rating Agency.
“Issue Date” means the first date of issuance of Notes under this Indenture.
“Lien” any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.
“Material Acquisition” means any acquisition or series of related acquisitions by the Company or any Restricted Subsidiary of: (a) Capital Stock of any Person if, after giving effect thereto, such Person becomes a Subsidiary or is merged with or consolidated into the Company or a Subsidiary, (b) assets comprising all or substantially all the assets of any Person or (c) assets comprising all or substantially all the assets constituting a business unit, division, product line or line of business of any Person; provided that, in the case of clauses (a) and (b), such Subsidiary (or Person merged with or consolidated into the Company or a Subsidiary) or the assets so acquired (if such assets constituted a new Subsidiary) would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, and in the case of clause (c), if such business unit, division, product line or line of business constituted a new Subsidiary, it would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
“Material Disposition” means any sale, issuance, transfer or other disposition, or series of related sales, issuances, transfers or other dispositions, by the Company or any Restricted Subsidiary of (a) Capital Stock of any Person (including by way of merger with or consolidation into another Person) such that it ceases to be a Subsidiary of the Company, (b) assets comprising all or substantially all the assets of any Person or (c) assets comprising all or substantially all the assets constituting a business unit, division, product line or line of business of any Person; provided that, in the case of clauses (a) and (b), such Person was a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, and in the in case of clause (c), if such business unit, division, product line or line of business constituted a Subsidiary, it would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
“Material Indebtedness” means, without duplication, any Indebtedness in an aggregate principal amount equal to or greater than $75.0 million.
“Material Investment” means any Investment by the Company or any Restricted Subsidiary (other than an Investment in the Company or a Restricted Subsidiary, any Temporary Cash Investment or any Hedging Obligation) in one or a series of related transactions in excess of $100.0 million.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Notes” means Notes as defined in the Recitals hereto.
“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
“Offering Memorandum” means the offering memorandum dated March 24, 2015 related to the offer and sale of the Notes.
“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretaries of the Company. Officer of any Subsidiary has a correlative meaning.
“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom must be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (who may be an employee of or counsel to the Company or the Trustee), subject to customary assumptions and qualifications.
“Paying Agent” shall have the meaning assigned thereto in Section 2.3.
“Permitted Bond Hedge Transaction” means any net-settled call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock underlying Convertible Debt purchased by the Company in connection, and concurrently, with the bona fide issuance of such Convertible Debt (other than to the Company or any of its Affiliates) to hedge the Company’s obligations to deliver common stock (and/or pay cash) under such Convertible Debt; provided that the terms of such call or capped call option (or substantively equivalent derivative transaction) are customary for “call spread” transactions entered into in connection with the issuance of convertible or exchangeable debt securities.
“Permitted Convertible Debt Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Principal Facility” means any primary secure data center or resolution site, office space or other facility owned or leased as of the Issue Date or acquired or leased by the Company or any Subsidiary of the Company after such date, other than any facility the Fair Market Value of which as determined in good faith by a responsible accounting or financial officer of the Company does not exceed 1.0% of Consolidated Net Tangible Assets of the Company.
“Principal Property” means, as the context may require, any real or immovable property forming part of or constituting any or all of any Principal Facility.
“Pro Forma Basis” means, for the determination of Adjusted EBITDA for any Reference Period, that if since the beginning of such Reference Period the Company or any Restricted Subsidiary has:

(a)
repaid, repurchased, defeased or otherwise discharged (including through any Material Disposition) or Incurred any Indebtedness (including through any Material Investment or any Material Acquisition), other than, in each case, Indebtedness Incurred under a revolving credit facility, Adjusted EBITDA will be calculated for such Reference Period as if such transaction had occurred on the first day of such Reference Period;

(b)
made any Material Disposition, the Adjusted EBITDA for such Reference Period shall be reduced by an amount equal to the Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Adjusted EBITDA (if negative) directly attributable thereto for such Reference Period;

(c)	made any Material Investment or any Material Acquisition, Adjusted EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such

Material Investment or Material Acquisition, as applicable, had occurred on the first day of such Reference Period; and

(d)
designated any Restricted Subsidiary as an Unrestricted Subsidiary or designated any Unrestricted Subsidiary to be a Restricted Subsidiary, Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such designation had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction described above, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered to the Trustee pursuant to Section 4.2, all in accordance with Article 11 of Regulation S-X under the Securities Act.
“Purchase Agreement” means (a) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated March 24, 2015, between the Company and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule 1 thereto and (b) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.
“Purchase Money Obligation” means Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) (a) consisting of the deferred purchase price of property or assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness or (b) Incurred to finance the acquisition, construction or improvement of any property or assets; provided, however, that (i) such Indebtedness is Incurred within 360 days after such acquisition, construction or improvement of such assets and (ii) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such property or assets, including fees and expenses Incurred in connection with the Incurrence of such Indebtedness.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Quotation Agent” means the Reference Treasury Dealer selected by the Company and identified to the Trustee by written notice from the Company.
“Rating Agencies” means each of Moody’s, S&P and Fitch or if any of Moody’s, S&P or Fitch shall not make a rating publicly available on the Notes, or, in the case of the definition of “Temporary Cash Investments,” the relevant security, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s, S&P, Fitch or any one or more of the foregoing, as the case may be.
“Reference Period” means, for any date of determination, the most recent four consecutive fiscal quarters for which financial statements of the Company are available.
“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and assigns and one other nationally recognized investment banking firm selected by the Company and identified to the Trustee by written notice from the Company that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
“Registrar” shall have the meaning assigned thereto in Section 2.3.
“Registration Rights Agreement” means (a) with respect to the Original Notes issued on the Issue Date, the Registration Rights Agreement dated March 27, 2015, between the Company, and J.P. Morgan Securities LLC, for itself and on behalf of Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.
“Registry Agreements” means those certain Registry Agreements between VeriSign, Inc. and the Internet Corporation for Assigned Names and Numbers, entered into as of June 27, 2011 and November 29, 2012, respectively.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.
“Responsible Trustee Officer” means any officer or assistant officer of the Trustee assigned to and working in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture, and also, with respect to a particular matter relating to this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
“Restricted Notes Legend” means the legend set forth in Section 2.6(e)(i) hereof.
“Restricted Period”, with respect to any Regulation S Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Regulation S Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Regulation S Notes.
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Sale/Leaseback Transaction” has the meaning given to it in Section 4.6.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shelf Registration Statement” means a shelf registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act and, for purposes of determining whether an Event of Default has occurred, any group of Subsidiary Guarantors that combined would be such a Significant Subsidiary.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc. and any successor to its rating agency business.
“Specified Jurisdiction” means each of Austria, Belgium, Canada, Denmark, France, Germany, Ireland, Luxembourg, Netherlands, Sweden, Switzerland and the United Kingdom, or any state or province of any of the foregoing.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subordinated Convertible Debentures” means the Company’s 3.25% Convertible Debentures due August 15, 2037, issued under the Subordinated Convertible Debentures Indenture, and the Indebtedness represented thereby.
“Subordinated Convertible Debentures Indenture” means the Indenture dated as of August 20, 2007, between the Company and U.S. Bank National Association, as trustee.
“Subordinated Convertible Debentures Refinancing Indebtedness” means any Indebtedness of the Company that refinances, in whole or in part, the Subordinated Convertible Debentures or any subsequent Subordinated Convertible Debentures Refinancing Indebtedness; provided that:

(a)
the principal amount of such Indebtedness does not exceed the principal amount of the Subordinated Convertible Debentures or subsequent Subordinated Convertible Debentures Refinancing Indebtedness so being refinanced except by an amount no greater than accrued and unpaid interest with respect to such Subordinated Convertible Debentures or subsequent Subordinated Convertible Debentures Refinancing Indebtedness and any reasonable fees, premium (including tender premiums) and expenses relating to such refinancing;

(b)
the Stated Maturity of such Indebtedness will not be earlier than the date 180 days after the Stated Maturity of the Notes and shall not be subject to any conditions that could result in Stated Maturity occurring on a date that precedes the Stated Maturity of the

Notes (it being understood that equity conversion rights or acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control or other fundamental change, an event of loss or an asset disposition shall not be deemed to constitute a change in the Stated Maturity thereof);

(c)
such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of the Subordinated Convertible Debentures, and excluding any conversion rights) prior to the date 180 days after the Stated Maturity of the Notes;

(d)
such Indebtedness is not Guaranteed by any Subsidiary of the Company that does not Guarantee the Notes on a basis senior to the Guarantee of such Indebtedness and is not secured by Liens on any assets of the Company or any Subsidiary of the Company except to the extent that the Notes are secured by Liens on such assets on a senior basis to the Liens securing such Indebtedness; and

(e)
such Indebtedness is subordinated to the Notes on terms not materially less favorable taken as a whole to the Holders than the subordination terms set forth in the Subordinated Convertible Debentures and the Subordinated Convertible Debentures Indenture.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity: (a) the accounts of which are required to be consolidated with those of such Person in accordance with GAAP or (b) of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)	such Person;

(b)	such Person and one or more Subsidiaries of such Person; or

(c)	one or more Subsidiaries of such Person.
“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.
“Subsidiary Guarantor” means each Subsidiary of the Company that guarantees the Notes pursuant to the terms of this Indenture until such time as its Subsidiary Guarantee is released in accordance with the terms of this Indenture.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 4.5, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Taxes” means any taxes, duties, levies, imposts, assessments or other governmental charges (including penalties, additions to tax, interest and any other liabilities related thereto).
“Temporary Cash Investments” means any of the following:

(a)	any investment in U.S. Government Obligations;

(b)
investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “AA-” (or such similar equivalent rating) or higher by at least one Rating Agency or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(c)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)
investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(e)
investments in securities with maturities of three years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated not less than “A3” by Moody’s or “A-” by S&P;

(f)	investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (e) above;

(g)
in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing clauses (a) through (f) above, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and

(h)	investments in corporate debt with a final scheduled maturity of three years or less from the date of acquisition and rated not less than “A3” by Moody’s or “A-” by S&P.
“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa 77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Unrestricted Subsidiary” means:

(a)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(b)	any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (i) such Subsidiary shall, as at the end of the then most recently completed fiscal quarter of the Company for which financial statements are available at the time of such designation, have Consolidated Net Tangible Assets representing less than 5% of the Company’s Consolidated Net Tangible Assets (including such Subsidiary); and (ii) immediately after such Subsidiary becomes an Unrestricted Subsidiary, no Default or Event of Default shall exist.
The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that no Default shall result therefrom.
Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“Unsecured Credit Agreement” means the Credit Agreement, dated as of November 22, 2011, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent, as amended, modified, restated or refinanced from time to time (including, without limitation, to change the amount thereof or to add or change agents, lenders, borrowers or guarantors or to add collateral).
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.
SECTION 1.2      Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.8
“Agent Members”	2.1(c)
“Bankruptcy Law”	6.1
“Change of Control Offer”	4.9(b)
“covenant defeasance option”	8.1(b)
“Custodian”	6.1
“Event of Default”	6.1
“Exchange Note”	Preamble
“Global Note”	2.1(b)
“Guaranteed Obligations”	10.1(a)
“incorporated provision”	11.1
“Initial Notes”	Preamble
“legal defeasance option”	8.1(b)
“Original Notes”	Preamble
“Paying Agent”	2.3(a)
“Principal Payment Default”	6.1(g)
“Registrar”	2.3(a)
“Regulation S Global Note”	2.1(b)
“Relevant Taxing Jurisdiction”	4.8

SECTION 1.3      Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
“Commission” means the SEC.
“indenture securities” means the Notes and the Subsidiary Guarantees.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
SECTION 1.4      Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    provisions apply to successive events and transactions;
(g)    references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)    any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
(i)    unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(j)    the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(k)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and
(l)    all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2.

THE NOTES
SECTION 2.1      Form and Dating. (a) The (i) Original Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and any Additional Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. The terms of the Notes set forth in the Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Initial Notes issued on the Issue Date shall be (A) offered and sold by the Company pursuant to the Purchase Agreement and (B) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the Issue Date may be offered and sold by the Company from time to time in accordance with applicable law.
(b)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes,” provided, that the term “Global Note” when used in Sections 2.1(c), 2.6(g)(i), 2.6(h)(i) and 2.7 shall also include any Note in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c)    Book Entry Provisions. This Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depository.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian. After the issuance of Exchange Notes under a Registered Exchange Offer, the Trustee shall have no duty to hold any Global Note as Custodian for the Depository or any other Note registered in the name of the Depository or a nominee of the Depository.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)    Definitive Notes. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.
SECTION 2.2      Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
On the Issue Date, the Trustee shall authenticate and deliver $500.0 million of 5.25% Senior Notes due 2025 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Notes in an aggregate principal amount specified in a Company Order. Such Company Order shall specify the amount of the Additional Notes to be authenticated and the date on which the issue of Additional Notes is to be authenticated.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Trustee Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.3      Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”), in each case in the contiguous United States. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Custodian with respect to the Global Notes.The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act to the extent applicable. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation and indemnification therefor pursuant to Section 7.7. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent (prior to an Event of Default), Registrar, co-registrar or transfer agent.
(c)    The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.
SECTION 2.4      Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest and Additional Interest (if any) on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest and Additional Interest (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money or property held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.4, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.5      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.6      Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co registrar with a request:
(x) to register the transfer of such Definitive Notes; or
(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(ii)    in the case of Transfer Restricted Notes that are Definitive Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)    if such Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or
(B)    if such Transfer Restricted Notes are being transferred to the Company, a certification to that effect (in substantially the form set forth on the reverse of the Note); or
(C)    if such Transfer Restricted Notes are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (1) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(e)(i).

(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)    certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to the Company, (B) to the Registrar for registration in the name of a Holder, without transfer, (C) pursuant to an effective registration statement under the Securities Act, (D) to a QIB in accordance with Rule 144A, (E) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (F) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and
(ii)    written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee and the Registrar of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(i)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(ii)    Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.7), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(iii)    In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.7 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.6(c) (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(d)    Restrictions on Transfer of Regulation S Global Notes.
(i)    Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.
(ii)    Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.
(e)    Legend.
(i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE

MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
(ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).
(iii)    After a transfer of any Initial Note during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Note, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iv)    Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Notes pursuant to which Holders of such Original or Additional Notes are offered Exchange Notes in exchange for their Original or Additional Notes, all requirements pertaining to Original or Additional Notes that Original or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Original or Additional Notes in such Registered Exchange Offer.
(v)    Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Notes be issued in global form shall continue to apply.
(vi)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(f)    Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.
(g)    Obligations with Respect to Transfers and Exchanges of Notes.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.8, 3.6, 4.9 and 9.5 of this Indenture).
(iii)    The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

(iv)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co registrar shall be affected by notice to the contrary.
(v)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(h)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.7      Definitive Notes. (a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the

Company within 90 days of such notice or after the Company becomes aware of such event, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.7 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of $2,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.6(e), bear the Restricted Notes Legend.
(c)    Subject to the provisions of Section 2.7(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of any of the events specified in Section 2.7(a)(i), (ii) or (iii) above, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.
SECTION 2.8      Replacement Notes. If a mutilated Note is surrendered to the Registrar or if a Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Company and the Trustee of such loss, destruction or wrongful taking within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) so requests a replacement Note from the Company and the Trustee prior to the Note being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Company and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.
SECTION 2.9      Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereon) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10      Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.
SECTION 2.11       Defaulted Interest. If the Company defaults in payment of interest on the Notes, the Company will pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company will fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send or cause to be sent to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
SECTION 2.12      Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Trustee or the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.13      CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.
SECTION 2.14     Issuance of Additional Notes. After the Issue Date, the Company will be entitled to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date, and such Additional Notes may not have the benefit of registration rights. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes, such nonfungible Additional Notes shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Notes.
With respect to any Additional Notes, the Company will set forth in a supplemental indenture or a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(b)    the issue price, the issue date and the CUSIP number of such Additional Notes and whether such Additional Notes have the benefit of registration rights; and
(c)    whether such Additional Notes shall be Initial Notes or shall be issued in the form of Exchange Notes as set forth in Exhibit B hereto.
ARTICLE 3.

REDEMPTION
SECTION 3.1      Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.
The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled by written notice of the Company to the Trustee at any time prior to notice of such redemption being sent to any Holder pursuant to Section 3.4 and shall thereby be void and of no effect.
SECTION 3.2      Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by lot or on a pro rata basis to the extent practicable, or on such other basis as the Trustee shall deem fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, to the extent practicable. The Company will redeem Notes in principal amounts of $2,000 or less in whole and not in part, to the extent practicable. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. If the Notes are being redeemed other than on a pro rata basis, the Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.
SECTION 3.3      Effect of Notice of Redemption. Once a notice of redemption has been sent under Section 3.4, Notes that are to be redeemed in accordance with such notice and the terms of this Article 3 shall become due and payable on the redemption date; subject to any conditions in connection with the redemption. Upon surrender to the Paying Agent, such Notes shall be paid under the terms stated in Section 3.4; provided that if the redemption date is after a record date for the payment of interest and on or prior to the related interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.
SECTION 3.4      Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company will send a notice of redemption by first-class mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of this Indenture.
The notice shall identify the Notes to be redeemed and shall state:
(i)    the redemption date;
(ii)    the redemption price and the amount of accrued interest to the redemption date;

(iii)    the name and address of the Paying Agent;
(iv)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(v)    if fewer than all the outstanding Notes are to be redeemed (and if other than on a pro rata basis), the identification numbers and principal amounts (which amounts may be stated as a ratio of the amount to be redeemed per $1,000 principal amount outstanding) of the particular Notes to be redeemed;
(vi)    that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(vii)    the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed; and
(viii)    that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes; and
(ix)    the conditions, if any, applicable to such redemption.
(b)    At the Company’s request, upon written notice provided to the Trustee at least 45 days prior to the redemption date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company will provide the Trustee with the information required by this Section 3.4 and a copy of the proposed notice of redemption to be sent to the Holders.
SECTION 3.5      Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on the relevant redemption date, the Company will deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, Applicable Premium, if any, and Additional Interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, Applicable Premium, if any, and Additional Interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
SECTION 3.6      Notes Redeemed in Part. Upon surrender of Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4.
COVENANTS
SECTION 4.1      Payment of Notes. The Company shall promptly pay the principal of and interest, Applicable Premium, if any, and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest, Applicable Premium, if any, and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Company shall pay interest on overdue principal at the rate specified in the Notes, and it shall pay interest on overdue installments of interest and overdue Applicable Premium, if any, and overdue Additional Interest, if any, at the same rate to the extent lawful.
SECTION 4.2      Reports. (a) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC within the time periods set forth below:
(i)    within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;
(ii)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and
(iii)    within 15 days after the applicable number of days specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports, in each case in a manner that complies in all material respects with the requirements specified in such form.
(b)    Notwithstanding Section 4.2(a), the Company shall not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company shall furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The reports required by this covenant need not include any separate financial statements of Subsidiary Guarantors or information required by Rule 3-10 or 3-16 of Regulation S-X (or any successor regulation). Notwithstanding anything to the contrary in this Section 4.2, the requirements set forth in this Section 4.2(b) and in Section 4.2(a) may be satisfied by posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access is given to the Trustee, Holders and prospective purchasers of the Notes. The Trustee shall not be deemed to have constructive notice of any information contained, or determinable from information contained, in any reports referred to above, including the Company’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
(c)    No later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to Section 4.2(a) or (b), the Company shall hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than ten Business Days prior to the date such conference call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.
(d)    If any of the Company’s Subsidiaries is not a Subsidiary Guarantor and such Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary for any fiscal year, on an annual basis within the time period specified in Section 4.2(a) for annual reports, the Company shall provide in the annual report for such fiscal year or in a report filed or furnished on Form 8-K (or posted, if applicable), financial information with respect to such Subsidiaries that are not Subsidiary Guarantors collectively consistent with the financial information included in the Offering Memorandum with respect to Subsidiaries that are not Subsidiary Guarantors.
(e)    If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then on an annual basis within the time period specified in Section 4.2(a) for annual reports, the Company shall provide in the annual report for such fiscal year or in a report filed or furnished on Form 8-K (or posted, if applicable), financial information with respect to the Unrestricted Subsidiaries collectively consistent with the financial information included in the Offering Memorandum with respect to Subsidiaries that are not Subsidiary Guarantors.

(f)    In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 4.2 to provide consolidated financial information of the Company by furnishing consolidated financial information relating to such parent; provided that (i) such financial statements are accompanied by consolidating financial information for such parent and the Company in the manner prescribed by the SEC or (ii) such parent is not engaged in any business in any material respect other than such activities as are incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.
SECTION 4.3      Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate complying with Section 314(a)(4) of the Trust Indenture Act, and to the effect that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure.
SECTION 4.4      [Reserved]
SECTION 4.5      Limitation on Liens. (a) Except as provided in Section 4.5(b), neither the Company nor any of its Restricted Subsidiaries may create, Incur, assume or otherwise have outstanding any Lien, upon any Principal Property or Intellectual Property belonging to the Company or to any of its Restricted Subsidiaries, or upon the shares of capital stock or debt of any of its Restricted Subsidiaries, whether such Principal Property, Intellectual Property, shares or debt are owned by the Company or its Restricted Subsidiaries on the Issue Date or acquired in the future, to secure any Indebtedness of the Company or any of its Restricted Subsidiaries.
(b)    The Company or any Restricted Subsidiary may create, Incur, assume or otherwise have outstanding any Lien if the Notes or the relevant Subsidiary Guarantee, as the case may be, shall be secured by a Lien equally and ratably with or in priority to the new secured Indebtedness, so long as such new secured Indebtedness shall be so secured. In this event, the Company and its Restricted Subsidiaries may also provide that any of its other Indebtedness, including Indebtedness Guaranteed by the Company or by any of its Restricted Subsidiaries, shall be secured equally with or in priority to the new secured Indebtedness. In addition, the restrictions in Section 4.5(a) shall not apply to:
(i)    Liens in favor of the Company or any Restricted Subsidiary;
(ii)    any Lien to secure a Purchase Money Obligation, so long as the Lien does not apply to other property or assets owned by the Company or any Restricted Subsidiary at the time of the commencement of the construction or improvement of, or immediately prior to the consummation of the acquisition of, the property or assets that is subject to the Purchase Money Obligation;
(iii)    Liens existing upon any property or asset of a company which is merged with or into, amalgamated with, or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, the Company or any of its Restricted Subsidiaries, at the time of such merger, amalgamation, consolidation or acquisition, so long as any such Lien (A) does not extend to any other property or asset, other than improvements to the property or asset subject to such Lien and (B) was not created in anticipation of such merger, amalgamation, consolidation or acquisition;
(iv)    any Lien required to be given or granted by any Restricted Subsidiary pursuant to the terms of any agreement entered into by such Restricted Subsidiary prior to the date on which it became a Restricted Subsidiary;
(v)    Liens existing as of the Issue Date;
(vi)    extensions, renewals, alterations, refinancings or replacements of any Lien referred to in the preceding clauses (ii) through (v) above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or replacement plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such extension, renewal, alteration or replacement and provided further, however, that such extension, renewal, alteration refinancing or replacement shall be limited to all or a part of the property or assets which secured the Lien so extended, renewed, altered or replaced (plus improvements on such property or assets);
(vii)    Liens on assets of Foreign Subsidiaries that are not Subsidiary Guarantors to secure obligations of any Foreign Subsidiary that is not a Subsidiary Guarantor permitted under Section 4.7(b);
(viii)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing Obligations that are not overdue by more than 30 days or are being contested in good faith;
(ix)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any acquisition or other transaction permitted hereunder;
(x)    Liens on cash or Temporary Cash Investments securing Hedging Obligations not entered into for speculative purposes and letters of credit entered into in the ordinary course of business;

(xi)    Liens that are contractual rights of set-off;
(xii)    pledges and deposits made (A) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (B) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting Obligations of the type set forth in clause (A) above;
(xiii)    pledges and deposits made (A) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other Obligations of a like nature, in each case in the ordinary course of business and (B) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting Obligations of the type set forth in clause (A) above;
(xiv)    Liens Incurred in the ordinary course of business in an aggregate principal amount not to exceed $75.0 million at any one time outstanding; and
(xv)    Liens securing Indebtedness and other obligations of the Company and its Restricted Subsidiaries under any Credit Facilities and any other Lien not excepted by clauses (i) through (xiv) above (including successive extensions, renewals, alterations or replacements thereof); provided that, after giving effect thereto, the aggregate principal amount of Exempted Debt at any one time outstanding does not exceed the greater of (A) $1 billion and (B) 1.5 times Adjusted EBITDA determined on a Pro Forma Basis for the relevant Reference Period, in each case measured at the date of any Incurrence of Exempted Debt.
(c)    In the event that a Lien meets the criteria of more than one of clauses of Section 4.5(b), the Company, in its sole discretion, shall be permitted to classify such Lien (or portion thereof) at the time of its Incurrence in any manner that complies with this Section 4.5. In addition, any Lien (or portion thereof) originally classified as Incurred pursuant to any of clauses Section 4.5(b) may later be reclassified by the Company, in its sole discretion, such that it (or any portion thereof) shall be deemed to be Incurred pursuant to any other of such clauses to the extent that such reclassified Lien (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.
(d)    For purposes of this Section 4.5:
(i)    accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of the Indebtedness secured by the relevant Lien;
(ii)    in determining compliance with any U.S. dollar-denominated restriction on the securing of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided, however, that if such Indebtedness is Incurred to refinance or replace other Indebtedness denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or replaced; and
(iii)    the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may secure shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.
SECTION 4.6      Limitation on Sale/Leaseback Transactions. (a) Neither the Company nor any of its Restricted Subsidiaries may engage in a transaction with any Person (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or such Restricted Subsidiaries or any property which together with any other property subject to the same transaction or series of related transactions would in the aggregate constitute a Principal Property of the Company or such Restricted Subsidiaries, except for leases which will not exceed three years, including renewals, which property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person (other than the Company or a Restricted Subsidiary) more than six months after the acquisition, completion of construction, or commencement of operations of such property, with the intention of taking back a lease of such property (a “Sale/Leaseback Transaction”), unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value of such property and unless:
(i)    this Indenture would have allowed the Company or any of its Restricted Subsidiaries to create a Lien on such property to secure debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction without securing the Notes pursuant to the terms of Section 4.5; or
(ii)    within 360 days, the Company or any Restricted Subsidiary applies an amount equal to the net proceeds of such sale or transfer to:
(A)    the voluntary retirement of any Indebtedness of the Company or its Restricted Subsidiaries maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof, or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee, which is senior to or ranks equally with the Notes in right of payment and owing to a Person other than the Company or any Affiliate of the Company; or

(B)    the purchase of additional property, facilities or equipment that will constitute or form a part of Principal Property, and which has a fair market value at least equal to the net proceeds of such sale or transfer.
(iii)    Notwithstanding the provisions of clauses (i) and (ii) above, the Company and its Restricted Subsidiaries may enter into a Sale/Leaseback Transaction in addition to those permitted by clauses (i) and (ii) above; provided, however, that, after giving effect thereto, the aggregate principal amount of Exempted Debt at any one time outstanding does not exceed the greater of (A) $1 billion and (B) 1.5 times Adjusted EBITDA determined on a Pro Forma Basis for the relevant Reference Period, in each case measured at the date of any Incurrence of Exempted Debt.
(b)    For purposes of this Section 4.6:
(i)    in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale/Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Debt denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Debt in respect of such Sale/Leaseback Transaction was Incurred; provided, however, that if such Attributable Debt is Incurred to refinance or replace other Attributable Debt denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Attributable Debt does not exceed the principal amount of such Attributable Debt being refinanced or replaced; and
(ii)    the maximum amount of Attributable Debt that the Company or any Restricted Subsidiary may Incur in respect of any Sale/Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.
SECTION 4.7      Future Subsidiary Guarantors. (a) The Company shall not cause or permit any of its Restricted Subsidiaries that is not a Subsidiary Guarantor (i) to Guarantee the obligations of, or become a co-borrower with, the Company or any Subsidiary Guarantor, under any Credit Facility or (ii) to create, assume, Incur, issue or Guarantee any Material Indebtedness, unless, in the case of clause (i) or (ii), within 30 days thereof, the Company causes such Restricted Subsidiary to become a Subsidiary Guarantor by executing and delivering a Guarantee Agreement.
(b)    Section 4.7(a)(ii) shall not apply to the following items of Indebtedness:
(i)    Indebtedness of a Person existing at the time such Person is merged with or into, amalgamated with, or is consolidated into, a Restricted Subsidiary, or which is assumed by a Restricted Subsidiary in connection with an acquisition of substantially all the assets of such Person, so long as such Indebtedness was not created in anticipation of such merger, amalgamation, consolidation or acquisition, and refinancing or replacement Indebtedness in respect thereof, so long as (A) the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement and (B) such refinancing or replacement Indebtedness is Incurred by the same Person(s) as the Indebtedness being refinanced or replaced;
(ii)    Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, so long as such Indebtedness was not Incurred in anticipation of such Person becoming a Restricted Subsidiary, and refinancing or replacement Indebtedness in respect thereof, so long as (A) the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement and (B) such refinancing or replacement Indebtedness is Incurred by the same Person(s) as the Indebtedness being refinanced or replaced;
(iii)    Purchase Money Obligations and refinancing or replacement Indebtedness in respect thereof, so long as (A) the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement and (B) such refinancing or replacement Indebtedness is Incurred by the same Person(s) as the Indebtedness being refinanced or replaced;
(iv)    Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary;
(v)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed 0.5 times Adjusted EBITDA determined on a Pro Forma Basis for the relevant Reference Period measured at the time of Incurrence of any Indebtedness under this clause (v);
(vi)    Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the Incurrence thereof;
(vii)    Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases (other than Capitalized

Lease Obligations or Synthetic Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature;
(viii)    Hedging Obligations entered into other than for speculative purposes and the financing of insurance premiums; and
(ix)    Indebtedness not excepted by clauses (i) through (viii) above; provided that, after giving effect thereto, the aggregate principal amount of Exempted Debt at any one time outstanding does not exceed the greater of (A) $1 billion and (B) 1.5 times Adjusted EBITDA determined on a Pro Forma Basis for the relevant Reference Period, in each case measured at the date of any Incurrence of Exempted Debt.
(c)    In the event that Indebtedness meets the criteria of more clauses of Section 4.7(b), the Company, in its sole discretion, shall be permitted to classify such Indebtedness (or portion thereof) at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness (or portion thereof) originally classified as Incurred pursuant any clause of Section 4.7(b) may later be reclassified by the Company, in its sole discretion, such that it (or any portion thereof) will be deemed to be Incurred pursuant to any other clause of Section 4.7(b) to the extent that such reclassified Indebtedness (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.
(d)    Indebtedness Incurred pursuant to any clause of Section 4.7(b) by a Restricted Subsidiary that subsequently becomes a Subsidiary Guarantor shall cease to be outstanding under such clause at such time as it becomes a Subsidiary Guarantor until such time, if any, that the Company, in its sole discretion, elects to classify or re-classify such Indebtedness as Incurred under any of such clauses to permit the release of such Subsidiary Guarantor’s Subsidiary Guarantee as permitted under this Indenture.
(e)    For purposes of this Section 4.7:
(i)    accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness;
(ii)    in determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided, however, that if such Indebtedness is Incurred to refinance or replace other Indebtedness denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement

Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or replaced; and
(iii)    the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.
SECTION 4.8      Payment of Additional Amounts. (a) If any successor Person to the Company pursuant to Section 5.1(a) is not an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and any Taxes imposed by (i) the jurisdiction of organization of such successor Person, (ii) any other jurisdiction in which such successor Person is otherwise resident or doing business for tax purposes or (iii) any jurisdiction from or through which payment is made in respect of the Notes (including with respect to payments made pursuant to the Subsidiary Guarantees) or, in each case, any political subdivision or governmental authority thereof (each a “Relevant Taxing Jurisdiction”), are required by applicable law to be deducted or withheld from any payment required to be made in respect of the Notes (including with respect to payments made pursuant to the Subsidiary Guarantees) or otherwise under the Indenture, then such Taxes shall be deducted or withheld as required and the amount of such payment shall be increased by such additional amounts as may be necessary for such payment to be made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any such Taxes payable in respect of such additional amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Notwithstanding the preceding sentence, however, no such Additional Amounts will be payable in respect of:
(i)    any Taxes imposed by Canada or any province or territory thereof that would not have been imposed but for the Holder or beneficial owner of the Notes not dealing at arm’s length with such successor Person or any Subsidiary Guarantor (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;
(ii)    any Taxes that would not have been imposed but for the existence of any present or former connection between the Holder or beneficial owner of the Notes and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;
(iii)    any Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of the Notes to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes, and (b) at least 30 days before the date on which such compliance is required, the Holders have been notified in writing of such requirement;

(iv)    any Taxes that would not have been imposed if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later (except to the extent the Holder would have been entitled to Additional Amounts had the Notes been presented during such 30-day period);
(v)    any Taxes that are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, any such Directive;
(vi)    any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Taxes; or
(vii)    any Taxes imposed pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.
In addition, Additional Amounts will not be payable if the beneficial owner of the Notes had been the Holder of the Notes and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clauses (1) through (7) above.
(b) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(c) The obligations of this Section 4.8 shall survive the termination or discharge of this Indenture.
SECTION 4.9      Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date) in accordance with the terms contemplated in Section 4.9(b).
(b)    Within 30 days following any Change of Control Triggering Event (unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Notes as described under Section 3.4, the Company shall mail a notice by first-class mail (or otherwise delivered in accordance with the applicable procedures of DTC) to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
(i)    that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, on the relevant interest payment date);
(ii)    the circumstances and relevant facts regarding such Change of Control Triggering Event;
(iii)    the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and
(iv)    the instructions, as determined by the Company, consistent with this Section 4.9, that a Holder must follow in order to have its Notes purchased.
(c)    The Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if: (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer) or (ii) a notice of redemption that is or has become unconditional has been given pursuant to Section 3.4.
(d)    A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.
(e)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.9 by virtue of its compliance with such securities laws or regulations.
(f)    On the purchase date, all Notes purchased by the Company under this Section 4.9 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and Additional Interest, if any, to the Holders entitled thereto.
(g)    At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.9. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
ARTICLE 5.

SUCCESSORS
SECTION 5.1      Consolidation, Merger and Sale of Assets. (a) The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, and shall not permit any Person to consolidate with or merge with or into the Company, unless:
(i)    either the Company shall be the surviving company in any merger or consolidation, or, if the Company consolidates with or merges into another Person or conveys or transfers or leases its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, such successor Person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or any Specified Jurisdiction; provided that in the case where such successor Person is not a corporation, a co-obligor of the Notes is a corporation;
(ii)    the successor Person, if other than the Company, expressly assumes all of the Company’s obligations in respect of this Indenture and the Notes pursuant to a supplemental indenture;
(iii)    each Subsidiary Guarantor (unless it is the other party to the transactions above) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to the obligations of such Person, if other than the Company, in respect of this Indenture and the Notes;
(iv)    immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and
(v)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;
provided, however, that this Section 5.1 shall not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any Restricted Subsidiary of the Company to the Company or to any of the Company’s other Restricted Subsidiaries. Subject to the foregoing sentence, any debt which becomes an obligation of the Company or any Subsidiary of the Company as a result of any transaction described by this

Section 5.1 shall be treated as having been Incurred by the Company or such Subsidiary at the time of such transaction.
For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more of the Company’s Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
(b) The predecessor Person shall be released from its obligations under this Indenture and the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Person shall not be released from the obligation to pay the principal of and interest and Additional Interest, if any, on the Notes.
ARTICLE 6.
DEFAULTS AND REMEDIES
SECTION 6.1      Events of Default. Each of the following shall be an “Event of Default”:
(a)    default for 30 days in the payment of any interest or Additional Interest, if any, on the Notes when due;
(b)    default in the payment of principal or premium, if any, on the Notes when due;
(c)    default in the performance, or breach, of any covenant or warranty in this Indenture with respect to the Notes for 60 days after written notice, as provided below;
(d)    the Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect except as otherwise permitted under this Indenture or is declared null and void in a judicial proceeding or is disaffirmed by the Subsidiary Guarantor;
(e)    the Company or any Subsidiary Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case;
(ii)    consents to the entry of an order for relief against it in an involuntary case;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)    makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Company or any Subsidiary Guarantor that is a Significant Subsidiary in an involuntary case;
(ii)    appoints a Custodian of the Company or any Subsidiary Guarantor that is a Significant Subsidiary or for any substantial part of its property; or
(iii)    orders the winding up or liquidation of the Company or any Subsidiary Guarantor that is a Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
(g)    default under any Lien, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness exists on the Issue Date or is created after the Issue Date, which default (i) is caused by a failure to pay principal of, or premium, if any, on such Indebtedness at the Stated Maturity thereof (“Principal Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Principal Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million (or its equivalent in other currencies) or more; and
(h)    the taking or entering against the Company or any of its Restricted Subsidiaries of a judgment or decree for the payment of money in excess of $75.0 million (or its equivalent in other currencies) in the aggregate, if the Company or such Restricted Subsidiary, as the case may be, fails to file an appeal therefrom within the applicable appeal period or, if the Company or such Restricted Subsidiary, as the case may be, does file an appeal therefrom within such period, such judgment or decree is not within a period of 60 days from the date thereof, and does not remain, vacated, discharged or stayed.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under Section 6.1(c) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company (and the Trustee if from the Holders) of such default and the Company does not cure such Default within the time specified Section 6.1(c) after receipt of such notice. Such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” Additionally, a Default under Section 6.1(c) for the failure to deliver any report within the time periods prescribed in Section 4.2 or to deliver any notice or certificate required by this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.
The Company shall deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
SECTION 6.2      Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or (f) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Notes by written notice to the Company and the Trustee, may declare the principal amount of and premium, if any, and accrued but unpaid interest and Additional Interest, if any, and any other monetary obligations on the Notes to be due and payable immediately. Upon such a declaration, the principal, premium, if any, and interest and Additional Interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or (f) occurs with respect to the Company, the principal, premium, if any, and interest and Additional Interest, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.3      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.4      Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this

Indenture or (c) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.5      Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 6.6      Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(i)    such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;
(ii)    the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
(iii)    such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(iv)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity reasonably satisfactory to the Trustee; and
(v)    the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.
(b)    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.
SECTION 6.7      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8      Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.7.
SECTION 6.9      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to first pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.
SECTION 6.10      Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.7;
SECOND: Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and Applicable Premium (if any) and Additional Interest (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest and Applicable Premium (if any) and Additional Interest (if any), respectively; and
THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.
SECTION 6.12      Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7.

TRUSTEE
SECTION 7.1      Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.
(i)    The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons.
SECTION 7.2      Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.
(g)    The Trustee shall not be deemed to have knowledge of any default or fact the occurrence of which requires the Trustee to take any action (other than a payment default hereunder for which it is the Paying Agent or, with respect to Additional Interest, for which it has received written notice under Section 1 of the Notes) unless a Responsible Trustee Officer knows of such default or fact.
(h)    In no event shall the Trustee be liable for special, indirect, exemplary, punitive or consequential damages (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.
SECTION 7.3      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co registrar or co paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.4      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
SECTION 7.5      Notice of Defaults. If a Default occurs hereunder with respect to the Notes, the Trustee within 90 days of such Default shall give the Holders notice of such Default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Default under Section 6.1(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof; provided, further, that the Trustee may withhold notice to the Holders, of any Default (except for any Default under Section 6.1(a) or (b)), if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Trustee Officers in good faith determine that the withholding of the notice is in the interest of the Holders.
SECTION 7.6      Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2016, and in any event on or prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with

Section 313(a) of the Trust Indenture Act if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.
A copy of each report at the time of its delivery to Holders shall be filed with the SEC (if applicable) and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
SECTION 7.7      Compensation and Indemnity. The Company shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including attorneys’ fees) Incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith (or willful misconduct, negligence or bad faith of any of such party’s officers, directors, agents or employees).
To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.
The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar Incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
SECTION 7.8      Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the

Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.10;
(ii)    the Trustee is adjudged bankrupt or insolvent;
(iii)    a receiver or other public officer takes charge of the Trustee or its property; or
(iv)    the Trustee otherwise becomes incapable of acting.
(b)    If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
(c)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
SECTION 7.9      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10      Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
SECTION 7.11      Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.
ARTICLE 8.

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.1      Discharge of Liability On Notes; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.8) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Notes, including interest and Additional Interest, if any, thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.8), and if in either case the Company pays all other sums then payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
(b)    Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Article 4 (with the exception of Sections 4.1 and 4.3) and Article 5 and the operation of Sections 6.1(c), 6.1(e), 6.1(f), 6.1(g) and 6.1(h) (but, in the case of Sections 6.1(e)

and 6.1(f), with respect only to Significant Subsidiaries and the Subsidiary Guarantors) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(c), 6.1(e), 6.1(f), 6.1(g) and 6.1(h) (but, in the case of Sections 6.1(e) and 6.1(f), with respect only to Significant Subsidiaries and the Subsidiary Guarantors) or because of the failure of the Company to comply with Article 5. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations with respect to its Subsidiary Guarantee.
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c)    Notwithstanding clauses (a) and (b) above, the Company’s rights and obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.8, 2.9, 2.10, 2.11, 2.12, 7.7, 7.8 and this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s rights and obligations in Sections 7.7, 8.4 and 8.5 shall survive.
SECTION 8.2      Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:
(i)    the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and Additional Interest (if any), on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;
(ii)    the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants with customary assumptions expressing their opinion to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;
(iii)    such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder;

(iv)    such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which the Company is a party or by which the Company is bound;
(v)    no Default or Event of Default under this Indenture has occurred and is continuing after giving effect to such defeasance or covenant defeasance;
(vi)    the Company is not “insolvent” within the meaning of any Bankruptcy Law on the date of such deposit;
(vii)    in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners will not recognize income, gain or loss for United States federal income tax purposes as a result such defeasance and that such defeasance will not otherwise alter those Holders’ and beneficial owners’ United States federal income tax treatment of principal and interest payments on the Notes;
(viii)    in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and beneficial owners will not recognize income, gain or loss for United States federal income tax purposes as a result such defeasance and that such defeasance will not otherwise alter those Holders’ and beneficial owners’ United States federal income tax treatment of principal and interest payments on the Notes; and
(ix)    the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that all conditions precedent to such defeasance or defeasance as contemplated by this Article 8 have been complied with.
(b)    Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.
(c)    In the event that a petition for relief under any Bankruptcy Law is filed with respect to the Company within 91 days after the deposit referred to in Section 8.1(a)(i) and the Trustee is required to return to the Company or any other Person the money or U.S. Government Obligations or combination thereof then held as trust funds, then the obligations of the Company under the Notes and this Indenture that were defeased, discharged or released in connection with such defeasance or covenant defeasance, as applicable, shall not be deemed so defeased, discharged or released.
SECTION 8.3      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Additional Interest, if any, on the Notes.
SECTION 8.4      Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest or Additional Interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
SECTION 8.5      Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.6      Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 9.

AMENDMENTS
SECTION 9.1      Without Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Notes or the Subsidiary Guarantees without notice to or consent of any Holder:
(i)    to evidence the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Notes or a Subsidiary Guarantee, as applicable, in compliance with Article 5;

(ii)    to add guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;
(iii)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;
(iv)    to surrender any right or power this Indenture may confer on the Company;
(v)    to add to the covenants made in this Indenture for the benefit of the Holders of all Notes;
(vi)    to make any change that does not adversely affect the rights of any Holder of Notes; or
(vii)    to add any additional Events of Default;
(viii)    to secure the Notes or any Subsidiary Guarantee;
(ix)    to evidence and provide for the acceptance of appointment by an additional or successor Trustee with respect to the Notes;
(x)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company may deem necessary and desirable; provided that such action shall not adversely affect the rights of the Holders of the Notes in any material respect;
(xi)    to conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision contained under the heading “Description of notes” in the Offering Memorandum to the extent that such provision contained under the heading “Description of notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees;
(xii)    to obtain or maintain the qualification of this Indenture under the Trust Indenture Act or other applicable law; or
(xiii)    to provide for the issuance of Additional Notes, in accordance with the terms of this Indenture.
(b)    After an amendment under this Section 9.1 becomes effective, the Company shall send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.2      With Consent of Holders; Waiver. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, no modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:
(i)    change the stated maturity of the principal of, or any installment of interest payable on, the outstanding Notes;
(ii)    reduce the principal amount of, or the rate of interest on, any outstanding Notes or the premium, if any, payable upon the redemption thereof, or the amount of principal of an original issue discount Note, that would be due and payable upon redemption of such Note or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of the outstanding Notes;
(iii)    reduce the premium payable upon the repurchase of any Note or change the time at which any Note may be repurchased pursuant to Section 4.9, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control Triggering Event” (or any other definitions included therein));
(iv)    reduce the amount of principal of Notes payable upon acceleration of the maturity thereof;
(v)    change the place of payment or the coin or currency in which the principal of or premium, if any, or the interest on the outstanding Notes is payable;
(vi)    impair any Holder’s right to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on or after the due dates therefor or any Holder’s right to institute suit for the enforcement of any payment on or with respect to the outstanding Notes;
(vii)    modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes (but, for the avoidance of doubt, not including modifications to any of the provisions set forth in Section 10.6 or Section 4.7);
(viii)    reduce the percentage of the Holders of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with any provision of this Indenture or certain Defaults and consequences of the Defaults or to reduce the quorum or voting requirements set forth in this Indenture; or
(ix)    modify any of the provisions of this Section 9.2 or any of the provisions relating to the waiver of certain past defaults or provisions of this Indenture, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the Holders of Notes.
(b)    It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
(c)    After an amendment under this Section becomes effective, the Company shall send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
(d)    The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) compliance by the Company with any provision of this Indenture other than as set forth in this Section 9.2. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) past defaults by the Company under certain covenants of this Indenture which relate to the Notes. However, a default in the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, any of the Notes or relating to a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected cannot be so waived.
SECTION 9.3      Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.
SECTION 9.4      Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of the conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or Guarantee Agreement) by the Company and the Trustee.
(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.5      Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
SECTION 9.6      Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof.
ARTICLE 10.
SUBSIDIARY GUARANTEES
SECTION 10.1      Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or Additional Interest, if any, in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)    Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the

Notes or any other agreement or otherwise, (ii) any extension or renewal of any thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations or (vi) any change in the ownership of such Subsidiary Guarantor.
(c)    Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.
(d)    Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)    Except as expressly set forth in Section 8.1(b), 10.2 and 10.6, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.
Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.
(f)    Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g)    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or Additional Interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.
(h)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.1.
(i)    Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.
(j)    Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 10.2      Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 10.3      Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.4      No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
SECTION 10.5      Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10.6      Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.7) upon:
(a)    (i)    the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(ii)    the release of such Subsidiary Guarantor from its obligations as a Guarantor or borrower under the Unsecured Credit Agreement or in respect of such other debt that caused it to become a Subsidiary Guarantor under Section 4.7, so long as such Subsidiary Guarantor would not then otherwise be required to be a Subsidiary Guarantor pursuant to Section 4.7;
(iii)    the sale, issuance or other disposition of Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) such that such Subsidiary Guarantor ceases to be a Subsidiary of the Company, or the sale of all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, so long as the sale, issuance or other disposition does not violate Section 5.1;
(iv)    immediately prior to or following the dissolution of such Subsidiary Guarantor; or
(v)    the Company exercising its legal defeasance option or its covenant defeasance option or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; and
(b)    such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions provided for in this Indenture relating to such release have been complied with.

(c)    At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).
SECTION 10.7      Execution of Guarantee Agreement for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.7 shall within the time period specified therein execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such Guarantee Agreement, the Company will deliver to the Trustee an Officers’ Certificate stating that all conditions provided for in this Indenture relating to such transaction have been complied with.
SECTION 10.8      Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.
SECTION 10.9      Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
ARTICLE 11.
MISCELLANEOUS
SECTION 11.1      Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the Trust Indenture Act, inclusive, such imposed duties or incorporated provision shall control.
SECTION 11.2      Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:
if to the Company or any Subsidiary Guarantor:
VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention:    General Counsel
Facsimile:    703-435-4921

with copies to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:    David Lopez, Esq.
Facsimile:    212-255-2632
if to the Trustee:
U.S. Bank National Association
Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention:    Paula Oswald (VeriSign Senior Notes due 2025)
Facsimile:    213-615-6197
The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11.3      Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
SECTION 11.4      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture(except for authentication of the Securities by the Trustee on the Issue Date, which shall not require an Opinion of Counsel), the Company shall furnish to the Trustee:
(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.5      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a)    a statement to the effect that the individual making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 11.6      When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Trustee Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
SECTION 11.7      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 11.8      Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
SECTION 11.9      Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 11.10      No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, or of any stockholder of the Company or any Subsidiary Guarantor, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor, either directly or through the Company or any Subsidiary Guarantor, as the case may be, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Holder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
SECTION 11.11      Successors. All agreements of the Company and any Subsidiary Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.12      Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.
SECTION 11.13      Table of Contents; Headings. The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.14      WAIVER OF TRIAL BY JURY. EACH PARTY HERETO, AND EACH HOLDER OF SECURITIES BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE HOLDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 11.15  USA Patriot Act Compliance.  To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account.  For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify its formation and existence as a legal entity.  The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The Company and any Subsidiary Guarantors agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
VERISIGN, INC.

By:_/s/ D. James Bidzos______________
Name: D. James Bidzos
Title: Executive Chairman, President and
Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:_/s/ Paula Oswald _________________
Name: Paula Oswald
Title: Vice President

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Notes Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE

ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR

(2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

No.	$

5.25% Senior Note due 2025
CUSIP No.
ISIN No.
VeriSign, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on April 1, 2025.
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.
IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

VERISIGN, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated:
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]
5.25% Senior Note due 2025

1.	Interest
VeriSign, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest”) shall accrue on this Note at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. The Company will provide written notice to the Trustee of any obligation to pay Additional Interest, which notice shall specify the Registration Default date, and the Company will also notify the Trustee in writing of the date on which any Registration Default ends; provided that any failure by the Company to provide such notice to the Trustee will not affect the rights of the Holders to receive Additional Interest. The Company shall pay interest semiannually on April 1 and October 1 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 27, 2015 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Whenever in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof as specified in Section 4.8 of the Indenture.

2.	Method of Payment
The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, Additional Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, Additional Interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depositary. The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, interest and Additional Interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or Additional Interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar
Initially, U.S. Bank National Association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent (prior to an Event of Default) or Registrar.

4.	Indenture
The Company issued the Notes under an Indenture dated as of March 27, 2015 (the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture, provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
The Notes are senior unsecured obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Original Notes (as defined in the Indenture) and any Additional Notes shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or Incur Liens and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.
To guarantee the due and punctual payment of the principal of, and interest and Additional Interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.	Optional Redemption
From time to time, prior to January 1, 2025 (three months prior to the maturity of the Notes (the “First Par Call Date”), the Company shall be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Applicable Premium and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest plus Applicable Premium and Additional Interest, if any, due on the relevant interest payment date).
At any time on or after the First Par Call Date, the Company shall be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest plus Applicable Premium and Additional Interest, if any, due on the relevant interest payment date).
Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a Qualified Equity Offering, refinancing transaction or other corporate transaction.

6.	Sinking Fund
The Notes are not subject to any sinking fund.

7.	Notice of Redemption
Notice of any redemption pursuant to Section 5 above shall be mailed by first-class mail (or otherwise delivered in accordance with the applicable procedures of DTC) at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address, except that redemption notices may be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture. Notes in denominations of $2,000 or less may be redeemed in whole but not in part.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. Notes held in certificated form must be surrendered to the Paying Agent in order to collect the redemption price. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

8.	Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event
In accordance with Section 4.9 of the Indenture, the Company shall be required to offer to purchase Notes upon the occurrence of a Change of Control Triggering Event. Any Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Additional Interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange
The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

10.	Persons Deemed Owners
The registered Holder of this Note shall be treated as the owner of it for all purposes.

11.	Unclaimed Money
If money for the payment of principal, interest, Applicable Premium (if any) or Additional Interest (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and Additional Interest, if any, on, the Notes to redemption or maturity, as the case may be.

13.	Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes as specified in Section 9.1 of the Indenture.

14.	Defaults and Remedies
Under the Indenture, Events of Default include: (a) default for 30 days in the payment of any interest or Additional Interest, if any, on the Notes when due; (b) default in the payment of principal or premium, if any, on the Notes when due; (c) default in the performance, or breach, of any covenant or warranty in the Indenture with respect to the Notes for 60 days after written notice, as provided below; (d) the Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect except as otherwise permitted under the Indenture or is declared null and void in a judicial proceeding or is disaffirmed by the Subsidiary Guarantor; (e) certain events of bankruptcy, insolvency or reorganization; (f) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $75.0 million; and (g) certain judgments or decrees for the payment of money in excess of $75.0 million.
If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company
Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, or of any stockholder of the Company or any Subsidiary Guarantor, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor, either directly or through the Company or any Subsidiary Guarantor, as the case may be, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Holder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17.	Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP and ISIN Numbers
The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES
This certificate relates to $ principal amount of Notes held in (check applicable space) book-entry or definitive form by the undersigned.
The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐ to the Company or subsidiary thereof; or

(2)	☐ under a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)
☐    for so long as the notes are eligible for resale under Rule 144A, to a person seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or the account of another qualified buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)	☐ through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)	☐ under any other available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature of Signature Guarantee

Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.9 (Change of Control Triggering Event) of the Indenture, check the box:
☐    Change of Control Triggering Event
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.9 of the Indenture, state the amount ($2,000 or a whole multiple of $1,000 in excess thereof):

$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

EXHIBIT B
[FORM OF FACE OF EXCHANGE NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

5.25% Senior Note due 2025
CUSIP No.
ISIN No.
VeriSign, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on April 1, 2025.
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.
IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

VERISIGN, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated:
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
5.25% Senior Note due 2025

1.	Interest
VeriSign, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 27, 2015 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Whenever in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof as specified in Section 4.8 of the Indenture.

2.	Method of Payment
The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, Additional Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, Additional Interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depositary. The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, interest and Additional Interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or Additional Interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar
Initially, U.S. Bank National Association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent (prior to an Event of Default) or Registrar.

4.	Indenture
The Company issued the Notes under an Indenture dated as of March 27, 2015 (the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture, provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
The Notes are senior unsecured obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Original Notes (as defined in the Indenture) and any Additional Notes shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.
To guarantee the due and punctual payment of the principal of, and interest and Additional Interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.	Optional Redemption
From time to time, prior to January 1, 2025 (three months prior to the maturity of the Notes (the “First Par Call Date”), the Company shall be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Applicable Premium and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest plus Applicable Premium and Additional Interest, if any, due on the relevant interest payment date).

At any time on or after the First Par Call Date, the Company shall be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest plus Applicable Premium and Additional Interest, if any, due on the relevant interest payment date).
Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a Qualified Equity Offering, refinancing transaction or other corporate transaction.

6.	Sinking Fund
The Notes are not subject to any sinking fund.

7.	Notice of Redemption
Notice of any redemption pursuant to Section 5 above shall be mailed by first-class mail (or otherwise delivered in accordance with the applicable procedures of DTC) at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address, except that redemption notices may be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture. Notes in denominations of $2,000 or less may be redeemed in whole but not in part.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. Notes held in certificated form must be surrendered to the Paying Agent in order to collect the redemption price. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

8.	Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event
In accordance with Section 4.9 of the Indenture, the Company shall be required to offer to purchase Notes upon the occurrence of a Change of Control Triggering Event. Any Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Additional Interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange
The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

10.	Persons Deemed Owners
The registered Holder of this Note shall be treated as the owner of it for all purposes.

11.	Unclaimed Money
If money for the payment of principal, interest, Applicable Premium (if any) or Additional Interest (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and Additional Interest, if any, on, the Notes to redemption or maturity, as the case may be.

13.	Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes as specified in Section 9.1 of the Indenture.

14.	Defaults and Remedies
Under the Indenture, Events of Default include: (a) default for 30 days in the payment of any interest or Additional Interest, if any, on the Notes when due; (b) default in the payment of principal or premium, if any, on the Notes when due; (c) default in the performance, or breach, of any covenant or warranty in the Indenture with respect to the Notes for 60 days after written notice, as provided below; (d) the Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect except as otherwise permitted under the Indenture or is declared null and void in a judicial proceeding or is disaffirmed by the Subsidiary Guarantor; (e) certain events of bankruptcy, insolvency or reorganization; (f) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $75.0 million; and (g) certain judgments or decrees for the payment of money in excess of $75.0 million.
If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company
Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, or of any stockholder of the Company or any Subsidiary Guarantor, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor, either directly or through the Company or any Subsidiary Guarantor, as the case may be, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Holder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17.	Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP and ISIN Numbers
The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.9 (Change of Control Triggering Event) of the Indenture, check the box:
☐    Change of Control Triggering Event
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.9 of the Indenture, state the amount ($2,000 or whole multiples of $1,000 thereof):

$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT C
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of VERISIGN, INC. (or its successor), a Delaware corporation (the “Company”), the COMPANY and U.S. BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of March 27, 2015, providing for the issuance of 5.25% Senior Notes due 2025 (the “Notes”);
WHEREAS Section 4.7 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee (as defined in the Indenture referred to above) on the terms and conditions set forth herein and under the Indenture; and
WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the New Guarantor are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the existing Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

C-1

5. Waiver of Jury Trial. EACH OF THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.
8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

by:
Name:
Title:

VERISIGN, INC.

by:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by:
Name:
Title:

C-3